UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2022

FRP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

florida (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On April 1, 2022, the Company purchased a mining royalty property in Astatula, FL for $11.6 million. The property comprises 1,549 acres adjacent to the Company’s existing site in Astatula. It contains approximately 22.5 million tons of sand reserves and is currently under a mining lease to Vulcan Materials. “This is very important addition to our mining royalties segment,” said John D. Baker II, Chairman and CEO. “We believe very strongly in the future of our aggregates assets and the markets that they serve. To be able to put our excess cash to use in a business segment where assets are hard to come by makes us doubly excited about this purchase.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.
Registrant

Date: April 7, 2022	By:	/s/John D. Baker III
John D. Baker III
Chief Financial Officer